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                                                                    Exhibit 99.3

    LIBERTY MEDIA CORPORATION ANNOUNCES PRICE RANGES FOR PREVIOUSLY ANNOUNCED
                             OFFER FOR NOTES OF UPC


October 10, 2001

Englewood, Colorado - Liberty Media Corporation (NYSE: LMC.A and LMC.B) announced, in connection with its previously announced tender offer to be carried out by its wholly-owned subsidiary Liberty UPC Bonds, Inc. ("Offeror"), a clarification of the price ranges for each of the series of notes of United Pan-Europe Communications N.V. ("UPC") subject to the tender offer. Offeror will purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 9, 2001, and the accompanying letter of transmittal (collectively, the "Offer"), the following amounts of, and at the prices within the following price ranges for, the notes issued by UPC listed below:

  Currency     Series of Notes        Principal Amount                   Price Ranges
  --------     --------------------   --------------------        -------------------------
                                                                  Minimum           Maximum
                                                                  -------           -------
      $        10-7/8% Senior Notes   up to $60 million             $110              $190
               due 2007
      E        10-7/8% Senior Notes   up to E30 million             E100              E170
               due 2007
      $        10-7/8% Senior Notes   up to $240 million            $110              $190
               due 2009
      E        10-7/8% Senior Notes   up to E90 million             E100              E170
               due 2009
      $        12-1/2% Senior         up to $220.5 million           $60              $140
               Discount Notes due
               2009
      $        11-1/4% Senior Notes   up to $75.6 million           $110              $190
               due 2009
      E        11-1/4% Senior Notes   up to E30.3 million           E100              E170
               due 2009
      $        13-3/8% Senior         up to $143.4 million           $60              $140
               Discount due 2009
      E        13-3/8% Senior         up to E57.3 million            E60              E130
               Discount due 2009
      $        11-1/4% Senior Notes   up to $180 million            $110              $190
               due 2010
      E        11-1/4% Senior Notes   up to E60 million             E100              E170
               due 2010
      $        11-1/2% Senior Notes   up to $90 million             $110              $190
               due 2010
      $        13-3/4% Senior         up to $300 million             $60              $140
               Discount Notes due
               2010

The purchase price ranges listed above are per $1,000 (or E1,000 in the case of the Euro Notes) principal amount or principal amount at maturity in the case of the discount notes. An earlier press release had stated the amounts within each price range as 1/10 of the amounts specified above.
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The final purchase price for each series of notes will be determined by the
"Modified Dutch Auction" procedure, whereby the Offeror will select the single lowest price specified by tendering holders within the range set forth above. The Offer is conditioned on the Offeror receiving valid unwithdrawn tenders of notes representing at least 30% of all series of notes subject to the Offer and on the other conditions contained in the Offer to Purchase. The Offer, which was commenced today, is scheduled to expire at 11:59 p.m., New York City time, on November 6, 2001, unless extended.

Salomon Smith Barney, Inc. is acting as the Dealer Manager for the Offer. The Depositary and Information Agent for the Offer is Mellon Investor Services LLC.

Additional information concerning the terms of the Offer may be obtained from Salomon Smith Barney, Inc. at 800-558-3745 (Attention: Liability Management Group). Copies of the Offer to Purchase and the related letter of transmittal may be obtained from the Information Agent at (888) 788-1979 (toll free).

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO PURCHASE THE NOTES. THE OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE, WHICH IS AVAILABLE FROM THE INFORMATION AGENT.

Liberty Media Corporation holds interests in a broad range of domestic and international video programming, communications, technology and Internet businesses.

Contact:
Mike Erickson
877-772-1518